Exhibit 5.2


                               Darden Restaurants
                             5900 Lake Ellenor Drive
                                 P.O. Box 593330
                           Orlando, Florida 32859-3330
                       (407) 245-5811 Fax: (407) 245-4844
                            Email: dwentz@darden.com

Douglas E. Wentz
Senior Associate General Counsel

                                  July 29, 2005

Darden Restaurants, Inc.
5900 Lake Ellenor Drive
Orlando, FL 32809

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     I am Senior Associate General Counsel of Darden Restaurants, Inc., a Florida corporation (the "Company"), and in such capacity I am familiar with a Registration Statement on Form S-3 (the "Registration Statement") relating to the offer and sale by the Company from time to time of its debt securities (the "Debt Securities") for an aggregate initial offering price of up to $475,000,000 (or the equivalent in foreign currencies, currency units or composite currencies).

     For purposes of this opinion I have examined the following:

     (a) the Articles of Incorporation, as amended, of the Company (the "Articles of Incorporation");

     (b)  the Bylaws, as amended, of the Company (the "Bylaws");

     (c) resolutions of the Board of Directors of the Company adopted on March 22, 2005 (the "Resolutions");

     (d) the Indenture dated as of January 1, 1996 between the Company and Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association) (formerly known as Norwest Bank Minnesota, National Association), as trustee (the "Indenture"); and

     (e) the Registration Statement, including the prospectus included therein (the "Prospectus"), which provides that it will be supplemented in the future by one or more supplements to the Prospectus.

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     I have also  examined such other  documents and reviewed such  questions of law as I have considered necessary and appropriate for the purposes of my opinions set forth below. In rendering my opinions, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to
execute,  deliver  and  perform  such  agreements  or  instruments,   that  such
agreements or  instruments  have been duly  authorized  by all requisite  action
(corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to my opinions, I have relied upon certificates of officers of the Company and of public officials.

     Based on the foregoing, I am of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida.

     2. The Company has the corporate power to execute, deliver and perform its obligations under the Indenture and the Debt Securities.

     3. When a particular series of Debt Securities has been duly established, executed and delivered in accordance with the terms of the Resolutions and the Indenture, such Debt Securities will have been duly authorized by all requisite corporate action and duly executed and delivered by the Company.

     The opinions set forth above are subject to the following qualifications and exceptions:

     (a) I have assumed that, at the time of the authentication and delivery of a series of Debt Securities, the Indenture and the Resolutions will not have been modified or rescinded.

     (b) I have assumed that, at the time of the authentication and delivery of a series of Debt Securities, there will not have occurred any change in the Company's Articles of Incorporation or Bylaws or in the law affecting the authorization, execution and delivery, of the Indenture or the Debt Securities

     My opinions expressed above are limited to the laws of the State of Florida.

     I hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Validity of Debt Securities" contained in the Prospectus.

                                          Very truly yours,
                                          /s/ Douglas E. Wentz
                                          Douglas E. Wentz
                                          Senior Associate General Counsel